UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 31, 2006, CHS Inc. acquired an additional 17,500,000 shares of Class A Common Stock of US BioEnergy Corporation (US BioEnergy) at a purchase price of $2.00 per share for a total purchase price of $35,000,000. This investment increased CHS’ holdings of US BioEnergy to 52,500,000 shares of Class A Common Stock with a total investment of $70,000,000. CHS’ holdings represent approximately 30% of the outstanding shares of US BioEnergy, however, the Company’s percentage ownership could be reduced to approximately 23% if US BioEnergy consummates certain pending transactions.

US BioEnergy is an ethanol production and marketing firm which currently has two ethanol plants under construction in Albert City, Iowa and Lake Odessa, Michigan. US BioEnergy has also announced plans to build ethanol plants near Hankinson, ND and Janesville, MN.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

April 4, 2006	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer